Exhibit 99.1

AVON PRODUCTS, INC. ANNOUNCES SUCCESSFUL PASSING OF RELATED CONSENTS AND EXTENSION OF EARLY TENDER DATE FOR THE TENDER OFFER FOR ANY AND ALL OF ITS OUTSTANDING 6.950% NOTES DUE 2043 AND RELATED CONSENT SOLICITATION

London, United Kingdom, July 24, 2023 — Avon Products, Inc. (“Avon,” the “Company” or “we”) announced today that it has extended the early tender date for its previously announced offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 6.950% Notes due 2043 (the “Notes”) and related solicitation (the “Consent Solicitation”) of consents from holders (the “Holders”) of its outstanding Notes from 5:00 p.m., New York City time, July 24, 2023, to 5:00 p.m., New York City time, August 2, 2023 (as amended, the “Early Tender Date”).

According to information received from D.F. King & Co., Inc., the tender and information agent for the Tender Offer and Consent Solicitation (the “Tender and Information Agent”), as of 5:00 p.m., New York City time, on the date of this press release, the Company received Notes validly tendered and consents representing an aggregate principal amount equal to US$193,087,000 (or 89.36% of the aggregate principal amount outstanding of Notes as of the date of this press release) and therefore has obtained the Requisite Consents necessary to give effect to the Proposed Amendments. Consequently, the Company expects to execute the Twelfth Supplemental Indenture effecting the Proposed Amendments on or prior to the Early Settlement Date (as defined below). The Twelfth Supplemental Indenture will become effective upon its execution and delivery by the Company and the Trustee but will not become operative until the Company has paid the Consent Payment in full.

Payment for Notes validly tendered at or prior to the Early Tender Date and accepted for purchase will be made concurrently with payment for Notes tendered after the Early Tender Date and at or prior to the Expiration Date and accepted for purchase, on a single settlement date, expected to be within one business day following the Expiration Date, or as promptly as practicable thereafter (such date, the “Early Settlement Date” and the “Final Settlement Date”). The Expiration Date remains 5:00 p.m., New York City time, on August 7, 2023, unless the Tender Offer and Consent Solicitation are extended or earlier terminated by us.

Holders who have previously tendered Notes and delivered their related consents in connection with the Tender Offer and Consent Solicitation do not need to retender such Notes or take any other action in response to this press release in order to tender Notes and deliver their related consents in the Tender Offer and Consent Solicitation. Except as described in this press release, all other terms of the Tender Offer and Consent Solicitation remain unchanged and as set forth and described in the Offer to Purchase. In particular, the Withdrawal Deadline to withdraw Notes tendered and revoke consents delivered has passed and is not being extended.

Holders who validly tender (and do not validly withdraw) their Notes and deliver (and do not revoke) their related consents to the Proposed Amendments at or prior to the Early Tender Date, in the manner described in the Offer to Purchase and Consent Solicitation Statement, dated July 11, 2023 (as it may be amended or supplemented, the “Offer to Purchase”) will be eligible to receive the Total Consideration, which includes the Early Tender Payment with respect to the Notes, plus any Accrued Interest. Holders who tender their Notes must consent to the Proposed Amendments. Holders cannot deliver consents to the Proposed Amendments without tendering the related Notes.

The following table sets forth certain information relating to the Tender Offer:

Title of Security	ISIN/CUSIP	Principal Outstanding Amount	Tender Offer Consideration(1)	Early Tender Payment(1)(2)	Total Consideration(1)
6.950% Notes due 2043	US054303AZ59/054303 AZ5	U.S.$216,085,000	U.S.$1,187.50	U.S.$50.0	U.S.$1,237.50

(1)	The amount to be paid for each U.S.$1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase, excluding Accrued Interest (as defined in the Offer to Purchase), which will be paid in addition to the Tender Offer Consideration and, if applicable, the Early Tender Payment.

(2)	Included in the Total Consideration.

Our obligation to purchase the Notes in the Tender Offer is conditioned on the satisfaction or waiver of certain conditions, including the Financing Condition, as described in the Offer to Purchase. The Financing Condition relates to intercompany financing received from one of our affiliates. Subject to the applicable law, we have the right, in our sole discretion, to amend or terminate the Tender Offer or the Consent Solicitation at any time, and we reserve the right, in our sole discretion, not to accept any tenders of Notes for any reason.

The terms and conditions of the Tender Offer and Consent Solicitation, including the Proposed Amendments, are described in the Offer to Purchase. Copies of the Offer to Purchase are available to Holders from the Tender and Information Agent. Requests for copies of the Offer to Purchase should be directed to the Tender and Information Agent in New York at +1 (800) 992-3086 (toll free) or +1 (212) 269-5550 (collect), or at avon@dfking.com. Capitalized terms used but not defined in this press release have the meaning given to them in the Offer to Purchase.

HSBC Securities (USA) Inc. and Mizuho Securities USA LLC are the Dealer Managers and Solicitation Agents in connection with the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation may be directed to HSBC Securities (USA) Inc. at +1 (888) HSBC-4LM (toll-free) or +1 (212) 525-5552 (collect), or to Mizuho Securities USA LLC at +1 (866) 271-7403 (toll-free) or +1 (212) 205-7736 (collect).

Neither the Offer to Purchase nor any related documents have been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

The Tender Offer and Consent Solicitation are being made solely on the terms and conditions set forth in the Offer to Purchase. Under no circumstance shall this press release constitute an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities or a solicitation of consents. The Tender Offer and Consent Solicitation are not being made to, nor will we accept tenders of Notes or delivery of consents from, Holders in any jurisdiction in which the Tender Offer and Consent Solicitation would not be in compliance with the securities or blue sky laws of such jurisdiction. No recommendation is made by us, the Dealer Managers or the Solicitation Agents as to whether Holders should tender their Notes or deliver consents. Holders should carefully read the Offer to Purchase and the related materials, because they contain important information, including the various terms and conditions of the Tender Offer and Consent Solicitation.

About Avon

For 130 years Avon has stood for women: providing innovative, quality beauty products which are primarily sold to women, through women. Millions of independent Representatives across the world sell iconic Avon brands such as Avon Color and ANEW through their social networks, building their own beauty businesses on a full- or part-time basis. Avon supports women’s empowerment, entrepreneurship and well-being and has donated over U.S.$1 billion to women’s causes through Avon and the Avon Foundation. Avon is a wholly owned subsidiary of Natura &Co Holding. To learn more, please visit Natura &Co Holding’s website at https://www.naturaeco.com/brands/avon-2/.

Forward-Looking Statements

Disclosures in this press release contain forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the making and consummation of the Tender Offer, the Consent Solicitation and the Financing Transaction, including the timing thereof, the Proposed Amendments and the execution of the Supplemental Indenture (as defined in the Offer to Purchase). These statements are based on certain assumptions made by Avon based on its management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Avon, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks set forth in reports filed by Natura &Co Holding with the Brazilian Securities Commission (Comissão de Valores Mobiliários) and the U.S. Securities and Exchange Commission (the “SEC”), and by Avon with the SEC. Any forward-looking statement applies only as of the date on which such statement is made and Avon does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Avon Products, Inc.
c/o Natura &Co Holding S.A.
Investor Relations Team
ri@natura.net